   As filed with the Securities and Exchange Commission on December 5, 1997

                                                     Registration No. 333-
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ---------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                  ---------

                       GLOBAL PHARMACEUTICAL CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                     65-0403311
(State or Other Jurisdiction of                (I.R.S. Employer Identification
of Incorporation or Organization)                          Number)

                          Castor & Kensington Avenues
                       Philadelphia, Pennsylvania 19124
              (Address of Principal Executive Offices) (Zip Code)

          GLOBAL PHARMACEUTICAL CORPORATION 1995 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                                  ---------

                               MAX L. MENDELSOHN
                       GLOBAL PHARMACEUTICAL CORPORATION
                          Castor & Kensington Avenues
                       Philadelphia, Pennsylvania 19124
                    (Name and Address of Agent for Service)

  Telephone Number, Including Area Code, of Agent for Service: (215) 289-2220


            Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                  ---------

                           SHELDON G. NUSSBAUM, ESQ.
                          Fulbright & Jaworski L.L.P.
                               666 Fifth Avenue
                           New York, New York 10103
                                (212) 318-3000

                                  ---------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed Maximum           Proposed Maximum
Title Of Securities To Be           Amount To Be              Offering Price Per         Aggregate Offering        Amount Of
Registered                          Registered                Share(1)                   Price(1)                  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par                550,000 shares            $3.968                      $2,182,812.50              $643.93
value
===================================================================================================================================

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on December 4, 1997.


==============================================================================

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS


     The document(s) containing the information called for in Part I of Form S-8 will be sent or given to individuals awarded options under the Global Pharmaceutical Corporation 1995 Stock Incentive Plan adopted by Global Pharmaceutical Corporation and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents filed by Global Pharmaceutical Corporation (the "Company") are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

          (ii) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

          (iii) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

          (iv) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997.

          (v) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on December 8, 1995 as amended on December 14, 1995 and as amended on December 5, 1997.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The Company is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation.

     In accordance with Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation (the "Certificate") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith, (iii) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. While the Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Certificate described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

     The Company's By-Laws contain provisions that require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     The Company has purchased a directors and officers insurance policy under which each director and certain officers of the Company are insured against certain liabilities.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

          4.1 -- Global Pharmaceutical Corporation 1995 Stock Incentive Plan, as amended

          4.2  -- Form of Incentive Stock Option Agreement

          4.3  -- Form of Non-Statutory Stock Option Agreement

          4.4 -- Form of Non Statutory Stock Option Agreement for Eligible Directors

          4.5 -- Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock of Global Pharmaceutical Corporation

          4.6 -- Certificate of the Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock of Global Pharmaceutical Corporation

          5    -- Opinion of Fulbright & Jaworski L.L.P.

          23.1 -- Consent of Price Waterhouse LLP.

          23.2 -- Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5).

          24   -- Power of Attorney (included in signature page).


Item 9. Undertakings

          (a) The undersigned registrant hereby undertakes to:

               (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) Include any additional or changed material information on the plan of distribution;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 4th day of December, 1997.

                                                 GLOBAL PHARMACEUTICAL
                                                  CORPORATION


                                                 By:  /s/ Max L. Mendelsohn
                                                      -----------------------
                                                      Max L. Mendelsohn
                                                      President and
                                                      Chief Executive Officer



                            -----------------------

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Max L. Mendelsohn and Cornel C. Spiegler, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                             Title                                                       Date
      ---------                             -----                                                       ----


/s/ Max L. Mendelsohn                       President, Chief Executive                            December 4, 1997
---------------------------                 Officer (Principal Executive
Max L. Mendelsohn                           Officer) and Director


/s/ Cornel C. Spiegler                      Vice President -- Administration                        December 4, 1997
---------------------------                 and Chief Financial Officer
Cornel C. Spiegler                          (Principal Financial Officer
                                            and Principal Accounting Officer)


/s/ Frederick R. Adler                      Director                                                December 4, 1997
---------------------------
Frederick R. Adler


/s/ Philip R. Chapman                       Director                                                December 4, 1997
---------------------------
Philip R. Chapman


/s/ Gary Escandon                           Director                                                December 4, 1997
---------------------------
Gary Escandon


/s/ George F. Keane                         Director                                                December 4, 1997
---------------------------
George F. Keane


/s/ John W. Rowe, M.D.                      Director                                                December 4, 1997
---------------------------
John W. Rowe, M.D.


/s/ Udi Toledano                            Director                                                December 4, 1997
---------------------------
Udi Toledano


/s/ Richard N. Wiener                       Director                                                December 4, 1997
---------------------------
Richard N. Wiener

                               INDEX TO EXHIBITS


Exhibit
  No.     Description
-------   -----------

4.1       --      Global Pharmaceutical Corporation 1995 Stock
                  Incentive Plan, as amended.

4.2       --      Form of Incentive Stock Option Agreement.

4.3       --      Form of Non-Statutory Stock Option Agreement.

4.4       --      Form of Non Statutory Stock Option Agreement
                  for Eligible Directors.

4.5       --      Certificate of the Designations, Powers,
                  Preferences and Rights of the Series A
                  Convertible Preferred Stock of
                  Global Pharmaceutical Corporation.

4.6       --      Certificate of the Designations, Powers,
                  Preferences and Rights of the Series B
                  Convertible Preferred Stock of
                  Global Pharmaceutical Corporation.

5         --      Opinion of Fulbright & Jaworski L.L.P.

23.1      --      Consent of Price Waterhouse LLP

23.2      --      Consent of Fulbright & Jaworski L.L.P. (included
                  in Exhibit 5).

24        --      Power of Attorney (included in signature page).